Savings Institute                                                                                                      Plimoth Investment Advisors
Bank & Trust                                                                                                       PRESS RELEASE

(NASDAQ: SIFI)

PLIMOTH INVESTMENT ADVISORS ACQUIRES THE TRUST AND ASSET MANAGEMENT DIVISION OF

SAVINGS INSTITUTE BANK & TRUST

Willimantic, Connecticut—March 17, 2017.  Savings Institute Bank & Trust and Massachusetts-based Plimoth Investment Advisors today announced the execution of a definitive agreement in which Plimoth Investment Advisors will acquire the Trust and Asset Management division of Savings Institute Bank & Trust.

Savings Institute Bank & Trust is a full service community-oriented financial institution dedicated to serving the needs of consumers and businesses since 1842, with personal trust and asset management added in 1990.  The bank has always prided itself on its community roots, serving not only as a financial institution, but also an active community citizen and partner.  The Trust and Asset Management division currently serves approximately 300 clients in the region, with total assets under management of approximately $120 million.

Savings Institute Bank & Trust President & Chief Executive Officer Rheo A. Brouillard stated, “The bank was pleased to find a like-minded community bank partner who, through its investment advisory arm, will continue to provide the personalized services our customers are accustomed to and also enhance those services from its new location in Stonington.  Plimoth is also making a commitment to the community by opening their new office and hiring the key client relationship personnel that our clients have been working with over the years,” said Brouillard.

Plimoth Investment Advisors, headquartered in Plymouth, Massachusetts currently serves approximately 450 clients in Southeastern Massachusetts with approximate assets under management of $600 million.  Plimoth Investment Advisors is jointly owned by two Massachusetts-based mutual savings banks, BayCoast Bank and Dedham Institution for Savings.  “We are pleased to work with Rheo and the team at Savings Institute Bank and Trust to continue providing their clients with exceptional investment and trust services,” said Steven A. Russo, President and CEO of Plimoth Investment Advisors.  “We look forward to introducing and welcoming those clients to Plimoth.  We are equally excited to welcome Teresa Prue and Nicole (Hallisey) Dagle to the Plimoth team and establishing our new home in Stonington, CT.”

All existing Savings Institute Bank & Trust customers and clients who have accounts with the Trust and Asset Management division will be directly contacted in the coming weeks by both organizations to communicate the details of the transition process and address any questions to help ensure customer satisfaction.

About Savings Institute Bank & Trust
Savings Institute Bank & Trust is a wholly owned subsidiary of SI Financial Group, Inc.  The Bank was established in 1842 as a community oriented financial institution headquartered in Willimantic, Connecticut with full service banking offices serving eastern Connecticut and Rhode Island.
www.savingsinstitute.com

About Plimoth Investment Advisors
Plimoth Investment Advisors is a limited purpose trust company wholly owned by two financially strong and well established community savings banks based in Massachusetts; BayCoast Bank and Dedham Institute for Savings.  As a community bank owned institution our corporate values of focusing on our client’s needs and supporting the communities in which we operate mirror our owner banks.  Plimoth Investment Advisors will operate in four primary locations:  Swansea, Plymouth, and Dedham Massachusetts, and the newly acquired location in Stonington, Connecticut.
www.plimothinvestmentadvisors.com

CONTACTS:
Catherine Pomerleau
Executive Assistant / Investor Relations Administrator
860-456-6514 / Email: investorrelations@banksi.com

Steven A. Russo
President & CEO
508-208-0460 / Email:  srusso@pliadv.com